EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Eagle Point Institutional Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of Beneficial Interest	—	—	—	—	—	—	—	—	—	—
Fees Previously Paid	Equity	Shares of Beneficial Interest	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Shares of Beneficial Interest	Rule 415(a)(6)	80,939,449	$10.64	$861,195,737.36	0.0000927(2)	—	N-2	333-261444	April 18, 2022	$79,832.85(3)
	Total Offering Amounts					$861,195,737.36		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0

(1) Estimated pursuant to Rule 457(a) under the Securities Act of 1933 (“Securities Act”) solely for purposes of determining the registration fee. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2) The then-current fee rate was $92.70 per $1,000,000.

(3) The Registrant previously registered 94,000,000 Shares of Beneficial Interest in reliance on Rule 457(a) under the Securities Act, with respect to which the Registrant paid filing fees of $92,700 in its prior Registration Statement (File No. 333-261444), which was declared effective on April 18, 2022 (the “2022 Registration Statement”). As of the time of this filing, 80,939,449 Shares of Beneficial Interest remain unsold from the 2022 Registration Statement (“Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such Unsold Securities, with respect to which $79,832.85 in filing fees have already been paid. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Because this Registration Statement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.